Exhibit 4.6

Execution Copy

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW UNLESS AND UNTIL REGISTERED UNDER SAID SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE COMMON STOCK

Company:	EVERYDAY HEALTH, INC., a Delaware corporation
Number of Shares:	225,000 Shares
Class of Stock:	Common Stock, par value $0.01 (the “Common Stock”)
Initial Exercise Price:	$0.01 per share
Issue Date:	December 22, 2011
Expiration Date:	December 22, 2018 (Subject to Article 4.2)

THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, Escalate Capital Partners SBIC I, L.P., or its permitted assignee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the Common Stock (the “Shares”) of the company (the “Company”) at the Initial Exercise Price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

1.1 Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, on or before the Expiration Date set forth above, in the manner set forth in Article 1.2 below.

1.2 Method of Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise or Exchange in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the exchange right set forth in Article 1.3, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.3 Exchange Right. In lieu of exercising this Warrant as specified in Article 1.2, Holder may from time to time exchange this Warrant, in whole or in part, for a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.4.

1.4 Fair Market Value. For purposes of Article 1.3, fair market value shall be determined as follows:

1.4.1 If Holder elects to exchange this Warrant in connection with the closing of Company’s initial underwritten public offering of its securities to the general public (the “IPO”) pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and if the Company’s registration statement relating to such IPO has been declared

Warrant to Purchase Common Stock

effective by the Securities and Exchange Commission (the “SEC”), the fair market value of a Share shall be the initial price to the public of a share of Common Stock specified in the final prospectus with respect to such IPO.

1.4.2 If the Common Stock is traded regularly in a public market, then the fair market value of a Share shall be the average closing prices of a Share reported for the ten (10) business days immediately prior to the date Holder delivers its Notice of Exercise or Exchange to the Company.

1.4.3 If Holder elects to exchange this Warrant in connection with an Acquisition, the fair market value of a Share shall be the price per share which each share of Common Stock is entitled to receive in such Acquisition.

1.4.4 In all other cases, the Board of Directors of the Company in its reasonable good faith judgment shall determine the fair market value of the Shares as of the close of business on the business day immediately prior to the date Holder delivers its Notice of Exercise or Exchange to the Company.

1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or exchanges this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or exchanged and has not expired, a new Warrant representing the Shares not so acquired.

1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an affidavit of loss and indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at Holder’s expense shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

1.7 Treatment of Warrant Upon Acquisition.

1.7.1 Acquisition. For the purpose of this Warrant, “Acquisition” means any sale, exclusive license, or other disposition of all or substantially all of the equity, securities or assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s outstanding voting securities immediately prior to the transaction beneficially own less than 50% of the outstanding voting securities of the Company or the successor or surviving entity, as applicable, immediately after the transaction; provided, that none of the following shall be considered an Acquisition: (A) a merger or consolidation affected exclusively for the purpose of changing the domicile of the Company or (B) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is canceled or converted or a combination thereof.

1.7.2 Assumption of Warrant. If upon the closing of any Acquisition the successor or surviving entity expressly assumes the obligations of the Company pursuant to this Warrant, then from and after the closing of such Acquisition, this Warrant shall be exercisable for the same securities, cash and property as would be payable for the Shares issuable upon exercise or exchange of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for, or the closing of, the Acquisition. The Warrant Price shall be adjusted accordingly.

1.7.3 Nonassumption. If upon the closing of any Acquisition, Holder has not otherwise exercised or exchanged this Warrant in full, then Holder, by written notice to the Company

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received prior to the closing of such Acquisition, may elect to (a) deem this Warrant to have been automatically exchanged for Shares pursuant to Article 1.3 and thereafter Holder shall participate in the Acquisition as a holder of Shares on the same terms as other holders of the same class of securities of the Company or (b) require the successor or surviving entity or the Company, if the successor or surviving entity does not assume the obligations of this Warrant pursuant to Article 1.7.2, to purchase this Warrant upon the closing of the Acquisition, subject to the same terms as other holders of the same class of securities of the Company participating in the Acquisition as if the Warrant were exercised and the Holder held the Shares prior to the Acquisition, for an amount equal to the pro rata portion of the aggregate consideration Holder would have received in consideration for the Shares issued upon exercise of this Warrant in connection with the Acquisition had Holder exercised this Warrant immediately prior to the record date for determining such consideration to the security holders, minus the aggregate Warrant Price for such Shares. If Holder elects neither option) (a) nor (b) in this Article 1.7.3, then this Warrant shall automatically deemed to have been automatically exercised by “cashless” exercise pursuant to Article 1.3 upon the consummation of such Acquisition.

1.8 Conditional Exercise, Exchange, or Sale. The exercise, exchange or sale of this Warrant may at the election of the Holder be contingent upon the Company’s initial public offering or the closing of an Acquisition or other transaction involving the Company, in which case such exercise, exchange or sale shall be deemed to be effective immediately prior to or upon the commencement of the Company’s initial public offering or the closing of the Acquisition or other transaction involving the Company, as applicable.

1.9 Exercise upon IPO. Upon the IPO, the Holder agrees that this Warrant shall be deemed to have been automatically exchanged for Shares pursuant to Article 1.3 with the fair market value of a Share being determined as provided in Article 1.4.1.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays after the Issue Date a dividend on its Common Stock payable in preferred stock, Common Stock, or other securities, subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise or exchange of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or exchange of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised or exchanged immediately before such reclassification, exchange, substitution, or other event and Holder had continued to hold such Shares until after such event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution, or other event that results in a change to the number and/or class of securities issuable upon exercise or conversion of this Warrant. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

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2.3 Adjustments for Combinations, Etc. If the outstanding Common Stock is combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the number of Shares shall be proportionately decreased.

2.4 No Impairment. The Company shall not, by amendment of its certificate of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment. Notwithstanding the foregoing, no waiver or amendment to any provision of the Company’s certificate of incorporation, bylaws, or the Sixth Amended and Restated Stockholder Rights Agreement, dated as of November 10, 2010, (as may be amended from time to time, the “Stockholders Agreement”), among the Company and the Company’s stockholders named therein, shall be deemed to have impaired Holder’s rights if such amendments or waivers do not affect Holder in a manner materially different than such amendments or waivers generally effect the holders of Common Stock.

2.5 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer or other appropriate officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS.

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

3.1.1 All Shares which may be issued upon the exercise or exchange of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws or under the Stockholders Agreement, including without limitation Section 2.14 thereof, which restrictions Holder hereby agrees to be bound by as if a party to such Stockholders Agreement.

3.1.2 The Company’s capitalization table attached to this Warrant as Schedule A is true and complete as of the Issue Date.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its preferred stock or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock or preferred stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least twenty (20) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock or preferred stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least twenty (20) days prior written notice of the date when the

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same will take place (and specifying the date on which such holders will be entitled to exchange their common stock or preferred stock for securities or other property deliverable upon the occurrence of such event).

3.3 Information Rights. So long as the Holder holds this Warrant, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiqués to all holders of Shares, (b) within 180 days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by its independent public accountants and (c) within thirty (30) days after the end of each calendar month, the Company’s monthly, unaudited financial statements. The rights set forth in this Article 3.3 shall terminate and be of no further force or effect upon the earlier to occur of (i) the closing of the Company’s IPO, (ii) the closing of an Acquisition, or (iii) the Company becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended. Furthermore, the Company shall deliver to Holder (x) within thirty (30) days of the last day of each fiscal quarter, a detailed fully diluted capitalization table for the Company as of the end of the such fiscal quarter and (y) as soon as available, but in any event within thirty (30) days after the Company receives copies of any 409A valuation reports or other documents that value any compensation, equity award, bonus, benefit plan or any other arrangement that could be deemed deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.

3.4 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise or exchange of this Warrant, the maximum number of Shares issuable upon exercise of this Warrant.

3.5 Compliance with Rule 144. At the written request of the Holder, any time after the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, who proposes to sell Common Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the SEC, the Company shall furnish to the Holder, within thirty (30) days after receipt of such request, a written statement as to whether the Company is then in compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

3.6 Representations and Warranties of Holder. The Holder hereby represents, warrants and covenants to the Company as follows:

3.6.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

3.6.2 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to request additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort) necessary to verify any information furnished to the Holder or to which the Holder has access.

3.6.3 Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such

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knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

3.6.4 Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

3.6.5 The Securities Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise, conversion or exchange hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless one or more exemptions from such registration and qualification are otherwise available.

3.6.6 Market Stand off Agreement. Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days or such longer period as is necessary to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 3.6.6 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holder only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock are subject to the same restrictions. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 3.3.6 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 3.3.6 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all holders subject to such agreements.

3.7 No Stockholder Rights. Except as provided in the Warrant, Holder will not have any rights as a stockholder of the Company until exercise of this Warrant.

ARTICLE 4. MISCELLANEOUS.

4.1 Registration Rights. If, at any time and from time to time, the Company proposes to register any of its Registrable Securities (as defined in the Stockholders Agreement) under the Securities Act in connection with an underwritten public offering of such Registrable Securities, the Company will promptly give notice to the Holder of this Warrant of its intention to do so. The Company agrees that the shares issuable upon exercise of the Warrant shall constitute Registrable Securities under the

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Stockholders Agreement as if such shares were held by the entities listed under clause (iv) to the definition of Registrable Securities, and the Holder shall be entitled to the same registration rights, including the limitations thereon, under the Stockholders Agreement. It is understood by the Holder that that such shares of Common Stock to be received upon exercise of the Warrant shall not be deemed Registrable Securities, and Holder shall not be deemed a “Holder,” for purposes of Sections 2.1, 2.4(a), 2.11, and 7.6 of the Stockholders Agreement. Notwithstanding the foregoing sentence, the registration rights provisions of the Stockholders Agreement as in effect as of the date of this Warrant shall govern this Section 4.1 unless Holder consents in writing to any subsequent amendments of the registration rights provisions contained in the Stockholders Agreement.

4.2 Term. This Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. If this Warrant has not been exercised prior to the Expiration Date and the fair market value of a Share as of the Expiration Date (determined in accordance with Article 1.4) is greater than the Warrant Price, this Warrant shall be deemed to have been automatically exercised on the Expiration Date by “cashless” exercise pursuant to Article 1.3.

4.3 Legends. In addition to any other legends required by the Company’s Bylaws and any other agreements, this Warrant and the Shares shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW UNLESS AND UNTIL REGISTERED UNDER SAID SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

4.4 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with, or an applicable exemption from, applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably acceptable to the Company, as reasonably requested by the Company).

4.5 Transfer Procedure. Subject to the provisions of Article 4.4, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, that Holder may transfer all or part of this Warrant to its affiliates at any time with prior written notice to the Company, and such affiliate shall then be entitled to all the rights of Holder under this Warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this Warrant is issued in the name of the affiliate that exercises the Warrant. The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns. Notwithstanding the foregoing, Holder also agrees that the Shares to be received upon exercise of the Warrant shall be

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subject to Section 2.14 of the Stockholders Agreement, which restrictions Holder hereby agrees to be bound by as if a party to such Stockholders Agreement.

4.6 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Escalate Capital Partners SBIC I, L.P.
300 West Sixth Street
Suite 2250
Austin, Texas 78701
Attention: Tony Schell
Phone: 512.651.2104
Fax: 512.651.2101
Email: tony@escalatecapital.com

And to:	Escalate Capital Partners
150 Almaden Blvd.
Suite 925
San Jose, California 95113
Attention: Simon James
Phone: 408.200.0097
Fax: 408.200.0099
Email: simon@escalatecapital.com

with a copy to:	Patton Boggs LLP
2000 McKinney Avenue
Suite 1700
Dallas, Texas 75201
Attn: David McLean, Esq.
Phone: 214.758.3553
Fax: 214.758.1550
Email: dmclean@pattonboggs.com

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

Everyday Health, Inc.
345 Hudson Street, 16th Floor
New York, New York 10014
Attention: Alan Shapiro
Phone: 646.728.9500
Fax: 646.728.9501
Email: ashapiro@everydayhealthinc.com

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With a copy to:	Cooley LLP 1114 Avenue of the Americas New York, New York 10036 Attention: Babak (Bo) Yaghmaie Phone: 212.479.6556 Fax: 212.202.5302 Email: bo@cooley.com

4.7 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.8 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

4.10 Counterparts. This Warrant may be executed in counterparts, including by facsimile or e-mail, all of which together shall constitute one and the same agreement.

4.11 Right of First Refusal. Holder hereby agrees that before any Shares delivered upon exercise of the Warrant may be transferred, assigned, pledged, hypothecated or otherwise disposed of (including transfer by gift or operation of law) by the Holder or any transferee, the Company or its assignee(s) shall have a right of first refusal to purchase such Shares on the terms and conditions set forth in this Article 4.11 (the “Right of First Refusal”); provided, however that the Right of First Refusal shall not apply to transfers, assignments, pledges, hypothecations, or other dispositions to (a) Affiliates of Holder, provided such Affiliates agree to be bound by the Right of First Refusal, or (b) as required (x) by the Small Business Association or (y) pursuant to the Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder. Pursuant to the Right of First Refusal, in the event that the Holder of the Shares intends to sell or otherwise transfer the Shares, the Holder shall be required to deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”) and the proposed manner of transfer; (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer to sell the Shares at the Offered Price to the Company or its assignee(s). At any time within fifteen (15) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with this Article 4.11. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Article 4.11 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non cash consideration shall be determined by the Board in good faith pursuant to Article 1.4. Payment of the Purchase Price shall be made in cash (by check) within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Article 4.11, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the

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date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Article 4.11 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise transferred. Any attempted transfer which is made in violation of this paragraph shall be null and void and shall not be honored by the Company.

[Signature page follows.]

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The Company has caused this Warrant to be duly executed and delivered as of the Issue Date specified above.

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro

Name:	Alan Shapiro

Title:	Executive Vice President & General Counsel

ESCALATE CAPITAL PARTNERS SBIC I, L.P.,
a Delaware limited partnership

By:	Escalate SBIC Capital Management, LLC, its general partner

By:	/s/ William A. Schell

Name:	William A. Schell

Title:	Member

Authorized signatories under Corporate Resolutions to Borrow or an authorized signer(s) under a resolution covering Warrants must sign the Warrant.

EVERYDAY HEALTH, INC.

[Signature Page to Warrant to Purchase Common Stock]

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to (check applicable blank below):

purchase Shares of the stock of Everyday Health, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the Warrant Price of such Shares in full; or

exchange the attached Warrant for Shares in the manner specified in the Warrant. This exchange is exercised with respect to of the Shares covered by the Warrant.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Attn:

Or Registered Assignee

3. The undersigned represents it is acquiring the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

or Registered Assignee

(Signature)

(Date)

Schedule A

Capitalization